UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
May 24, 2006
F5 Networks, Inc.
(Exact name of registrant as specified in its charter)

Washington	000-26041	91-1714307

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
401 Elliott Avenue West
Seattle, WA 98119

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (206) 272-5555
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
SIGNATURES

Item 8.01 Other Events
On May 24, 2006, a person claiming to be a shareholder of F5 Networks (the “Company”) filed a derivative complaint in the Superior Court of Washington, King County, purportedly on behalf of the Company, against certain current and former executives of the Company and certain current and former members of the Company’s Board. The complaint alleges, among other things, that certain defendants breached their fiduciary duties between 2000 and 2004 by (i) backdating stock option grants in a manner which was intended to, and did, unduly benefit certain defendants at the expense of the Company, and (ii) knowingly filing false financial statements and other public filings. The complaint also alleges that certain defendants were unjustly enriched by their receipt and retention of the purported backdated stock option grants.
The Company does not intend to file further current reports on Form 8-K describing additional lawsuits, if any, in either federal or state court, which are based on allegations related to the Company’s purported backdating of stock option grants.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F5 NETWORKS, INC. (Registrant)
Date: June 6, 2006	By:	/s/ John McAdam
John McAdam
President and Chief Executive Officer